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                                                                    EXHIBIT 99.1


                                            FOR IMMEDIATE RELEASE
CONTACT:
                                            Stephen D. Axelrod, CFA
Richard Reichgut, V.P. Marketing            Andria Pilo (Media)
AUTHENTIDATE, INC.                          WOLFE AXELROD WEINBERGER ASSOC. LLC
(212) 329-1100                              (212) 370-4500; (212) 370-4505 (Fax)
rreichgut@AuthentiDate.com                  steve@wolfeaxelrod.com

John Botti, Chairman, Pres, CEO
(518) 346-7799


           AUTHENTIDATE HOLDING CORP. ANNOUNCES $2.7 MILLION FINANCING

SCHENECTADY, N. Y. - MAY 30, 2003 -- AUTHENTIDATE HOLDING CORP. (AHC) (NASDAQ:
ADAT) today announced that it has completed a private financing of approximately $2.7 million.

The sale of the convertible debentures and warrants was made to certain accredited investors pursuant to Regulation D of the Securities Act of 1933, as amended, including two non-executive members of the board of directors of the Company.

The securities issued are in the form of convertible debentures which have an initial conversion price of $2.60 per share and which mature three years from the date of issuance. The debentures bear interest at the rate of 7% per annum, which is to be paid quarterly in either stock or cash at the Company's option. In addition, the Company issued an aggregate amount of 419,277 warrants to purchase shares of common stock to the investors. The proceeds will be used primarily for working capital and general corporate purposes.

John Botti, the Chief Executive Officer of AHC, stated, "This transaction demonstrates the confidence the financial community has in the Company's business plan. This investment will allow us to continue to invest in new software technologies and grow each of our business units as well as to provide the capital to prove the AuthentiDate concept."

The transaction was intended to be exempt from the registration provisions of the securities Act of 1933 and to comply with Section 4(2) of the Securities Act and/or Regulation D. These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws.

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ABOUT AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP. (AHC) is the holding company of five business units:
DocSTAR, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate is establishing itself as the authority on "content security," a growing sector of the electronic network security infrastructure market Trac Medical uses the AuthentiDate service to improve speed, accuracy and security in processing medical forms. These three business units comprise the AuthentiDate Segment for financial reporting purposes. DocSTAR sells a complete line of document imaging products and DJS delivers professional services centered on systems integration projects, staff augmentation, out-tasking and outsourcing services, and resells computer related products.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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